UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2019

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Huntsman Corporation	Common Stock, par value $0.01 per share	HUN	New York Stock Exchange
Huntsman International LLC	NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2019, Huntsman International LLC, a Delaware limited liability company (“Huntsman”), a wholly-owned subsidiary of Huntsman Corporation, Indorama Ventures Holdings L.P., a Delaware limited partnership (“Indorama”), and Indorama Ventures Public Company Limited, a public company organized and existing under the laws of the Kingdom of Thailand and parent to Indorama (“Buyer Guarantor”), entered into an Equity and Asset Purchase Agreement (the “Agreement”), pursuant to which Indorama agreed to acquire from Huntsman (1) all of the equity of three Huntsman subsidiaries and (2) certain assets and liabilities comprising the manufacturing facilities located in Port Neches, Texas; Dayton, Texas; Chocolate Bayou, Texas; Ankleshwar, India; and Botany Australia (collectively, the “Business” and such transaction, the “Transaction”), for a purchase price of $2.0 billion in cash plus up to approximately $76 million in net underfunded pension and other post-employment benefit liabilities. The purchase price is subject to certain closing and post-closing adjustments for deviations from net working capital and net indebtedness.

The Agreement contains customary representations, warranties, and covenants, including covenant by Huntsman to conduct the Business in all material respects in the ordinary course during the time between the execution of the Agreement and the closing of the Transaction.

The Transaction is subject to the satisfaction or waiver of certain closing conditions, including, among others: (a) the absence of specified adverse laws or orders, (b) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the receipt of approvals by the Brazilian Administrative Counsel of Economic Defense, (c) the approval of the Acquisition by the Committee on Foreign Investment in the United States, (d) the approval of the Transaction by the Australian Foreign Investment Review Board, (e) the representations and warranties of Huntsman, Indorama and Buyer Guarantor being true and correct, subject to the materiality standards contained in the Agreement, (f) material compliance by each party with its covenants, and (g) other conditions and closing deliverables as further described in the Agreement.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to such Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Huntsman or the Business or to modify or supplement any factual disclosures about Huntsman in its public reports filed with the SEC. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to important qualifications and limitations agreed upon by the contracting parties, including being qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 9.01. Financial Statements and Exhibits

The following exhibits are being filed as part of this report:

Exhibit Number	Description
2.1	Equity and Asset Purchase Agreement, dated as of August 7, 2019, by and among Huntsman, Indorama and Buyer Guarantor.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Forward-looking Statements

Certain information in this report contains “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical are forward-looking statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from these forward-looking statements. These forward-looking statements should be considered in light of the risks described in Huntsman’s filings with the SEC, including the “Risk Factors” section of Huntsman’s annual report on Form 10-K for the fiscal year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

	BY:	/s/ DAVID M. STRYKER
David M. Stryker
Executive Vice President, General Counsel and Secretary

Date: August 12, 2019

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